Exhibit 10.2

AMENDMENT NO. 2 TO

CHINA JO-JO DRUGSTORES, INC.

AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

China Jo-Jo Drugstores, Inc. (the “Company”) previously approved and adopted the Amended and Restated 2010 Equity Incentive Plan (the “Plan”) and Amendment No. 1 to encourage the Plan’s participants to acquire and hold stock in the Company as an added incentive to remain with the Company and increase their efforts in promoting the interests of the Company, and to enable the Company to attract and retain capable individuals. By this Amendment, the Company desires to amend the Plan to increase the number of shares available under the Plan.

1. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2. The effective date of this Amendment to the Plan shall be January 25, 2022, upon the shareholders’ approval.

3. Section 1.3.1 of the Plan is amended and restated in its entirety as follows:

1.3 Ordinary Shares Subject to this Plan.

1.3.1 Subject to the provisions of Section 7.1, the ordinary shares that may be issued pursuant to Stock Options and Stock Awards granted under this Plan shall not exceed Twenty Three Million Forty Six Thousand Four Hundred and Sixty Eight (23,046,468) shares in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised or, if Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of ordinary shares that are no longer outstanding as Stock Awards or subject to Stock Options may again become available for the grant of Stock Awards or Stock Options. There shall be no terms and conditions in a Stock Award or Stock Option that provide that the exercise of an Incentive Stock Option reduces the number of ordinary shares for which an outstanding Non-Statutory Stock Option may be exercised; and there shall be no terms and conditions in a Stock Award or Stock Option that provide that the exercise of a Non-Statutory Stock Option reduces the number of ordinary shares for which an outstanding Incentive Stock Option may be exercised.

4. This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on this 9th day of December, 2021.

China Jo-Jo Drugstores, Inc.

By:	/s/ Lei Liu
Name:	Lei Liu
Title:	Chief Executive Officer